Exhibit 10.79
(STAMP)
2008 VIII 7 10:06
FLAGA GmbH
Flaga Straße 1, 2100 Leobendorf
FN 185471b im Firmenbuch des Landesgerichtes Korneuburg
Raiffeisen Zentralbank Österreich AG
att. Mr. Peter Straubinger
Am Stadtpark 9
1030 WIEN
271

Bratislava, June 10, 2008
Account No. 1-00.640.763/100; 550-70.678.248/004; 550-70.678.248/100 /Amendment Offer
Ladies und Gentlemen,
reference is made to the debit balances, which are currently shown on our aforementioned accounts held with your bank (hereinafter collectively the “Accounts”), and the underlying legal relationship between our company and your bank. We hereby offer you to amend the aforementioned legal relationship (hereinafter the “Legal Relationship”) as follows:
QUOTE
The Applicable Margin for any possible debit balances on the Account No. 1-00.640.763/100 according to the Legal Relationship shall be 60.00 (sixty point zero) basis points per annum.
Any debit balances which are currently shown on the Accounts will be repaid to the Bank not later than July 24, 2009. The aforementioned Legal Relationship will end with the repayment. All possible securities under and in connection with the aforementioned Legal Relationship shall remain in full force and effect.
UNQUOTE
Apart from the amendments offered herein, the aforementioned Legal Relationship shall remain unchanged.
If you accept the present Amendment Offer, we shall pay you a one-time management fee in the amount of EUR 3.250,__ __.

You can accept the present offer on or before August 29, 2008 by debiting the aforementioned management fee to our account No. 1-00.640.763/100 held with you. We hereby irrevocably authorize you to make such debit on our behalf and for our account. Your acceptance of the present offer will come into full force and effect by virtue of such debit only, irrespective of whether and when we may be informed about your acceptance.
Kind regards,
FLAGA GmbH
The Guarantor hereby fully agrees to and accepts the terms and conditions of this Amendment Offer.
Date:

By:
UGI
Robert W. Krick
Vice President, Treasurer